Exhibit 4.73

WHEN RECORDED RETURN TO:

Latham & Watkins LLP
Attn: Jason Crowell, Esq.
600 West Broadway, Suite 1800
San Diego, CA 92101

(Space Above This Line For Recorder’s Use Only)

APN NOS.: 005-341-29; 005-341-16; 005-341-23; 005-341-06; 005-341-11; 005-341-18; 005-341-31; and 005-341-36

ASSIGNMENT AND ASSUMPTION OF LEASES

     This ASSIGNMENT AND ASSUMPTION OF LEASES (the “Assignment”) is made as of October 24, 2007, by and among NEVADA GEOTHERMAL POWER INC., a corporation registered in British Columbia (“NGPI”), and NEVADA GEOTHERMAL POWER COMPANY, a Nevada corporation (“NGPC” and, together with NGPI, “Assignor”), and NGP BLUE MOUNTAIN I LLC, a Delaware limited liability company (“Assignee”).

Agreement

     For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor and Assignee mutually agree as follows:

     1. Assignment. Assignor hereby sets over, transfers and assigns unto Assignee, all of Assignor’s right, title and interest in and to the leases described on Annex I and the leasehold estate created thereby, for the balance of the terms thereof.

     2. Assumption. In consideration of the foregoing assignment, Assignee hereby accepts the foregoing assignment and assumes and agrees to make all of the payments and to otherwise observe, keep and perform all the terms, covenants and conditions to be made, observed, kept and performed by the lessee under the leases described on Annex I, as fully as though Assignee were originally named as the lessee under such leases.

     3. Intermediate Assignment. Notwithstanding Sections 1 and 2 above, the leases described herein shall be deemed to have been contributed to NGPC (if applicable) and NGP Blue Mountain Holdco LLC (“Holdco”) immediately prior to their assignment to Assignee pursuant to this Assignment, as set fort in the Contribution Agreement, dated as of September 19, 2007, by and among the parties hereto and Holdco; provided that the assignments described in Sections 1 and 2 shall nonetheless be effective simultaneously with the execution of this Assignment.

     4. Third Party Consents. To the extent consent of a third party is required to assign any of the leases described on Annex I or otherwise intended to be subject to this Assignment, the effectiveness of this Assignment with respect to such lease shall be conditioned upon and delayed until such time as such consent has been obtained. The parties hereto agree to complete Annex I prior to the initial recording of this Assignment and from time to time thereafter shall update such Annex I upon receipt of additional consents of third parties necessary to assign the leases contemplated by the Contribution Agreement, dated as of September 19, 2007 and as amended from time to time thereafter, among the parties hereto and certain of their affiliates, and, with respect to each such lease, with such information as may be necessary to place this Assignment of record with respect to each such lease as such information becomes available.

5.	Governing Law. This Assignment shall be governed by the law of the state of Nevada.

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     IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first above written.

ASSIGNOR:

NEVADA GEOTHERMAL POWER INC.,
a corporation registered in British Columbia

By: /s/ Brian D. Fairbank
Name: Brian D. Fairbank
Title: President

PROVINCE OF BRITISH COLUMBIA
CITY OF VANCOUVER

      This Assignment and Assumption of Leases was acknowledged before me on ___________October 24_____, 2007, by ______Brian Fairbank__________________________________, a duly authorized officer of Nevada Geothermal Power Inc.

_____________/s/______________________
NOTARY PUBLIC in and for the Province
of British Columbia

(Print or stamp name of Notary)
My Commission Expires: _________n/a_______________.

ASSIGNOR:

NEVADA GEOTHERMAL POWER COMPANY,
a Nevada corporation

By: /s/ Brian D. Fairbank
Name: Brian D. Fairbank
Title: President

PROVINCE OF ONTARIO
CITY OF TORONTO

      This Assignment and Assumption of Leases was acknowledged before me on ___________October 24_____,2007, by ______Brian Fairbank__________________________________, a duly authorized officer of Nevada Geothermal Power Company.

_____________/s/______________________
NOTARY PUBLIC in and for the Province
of Ontario

(Print or stamp name of Notary)
My Commission Expires: _________n/a_______________.

ASSIGNEE:

NGP BLUE MOUNTAIN I LLC,
a Delaware limited liability company

By: /s/ Brian D. Fairbank
Name: Brian D. Fairbank
Title: President

PROVINCE OF ONTARIO
CITY OF TORONTO

      This Assignment and Assumption of Leases was acknowledged before me on ___________October 24_____, 2007, by ______Brian Fairbank__________________________________, a duly authorized officer of Nevada Geothermal Power Inc.

_____________/s/______________________
NOTARY PUBLIC in and for the Province of British Columbia

(Print or stamp name of Notary)
My Commission Expires: _________n/a_______________.

Annex I
to Assignment and Assumption of Leases

LEASES

1.

Geothermal Lease Agreement for The DeLong Section 27 (T36N, R34E) Area, Humboldt County, Nevada, effective as of April 15, 2006, by and between JHG, LLC, c/o Will DeLong and Nevada Geothermal Power Company, a Memorandum of will be recorded in Humboldt County, Nevada.

2.	(a)	Geothermal Lease Agreement effective as of March 31, 2003 by and between Nevada Land and Resource Company, LLC and Nevada Geothermal Power Company, a Nevada corporation (formerly known as Noramex Corporation), a Memorandum of which was recorded in Humboldt County, Nevada on April 23, 2003 as Instrument No. 2003-2346.

	(b)	Lease Amendment #189093 dated as of November 1, 2005 between Nevada Land and Resource Company, LLC and Nevada Geothermal Power Company, a Nevada corporation (formerly known as Noramex Corporation).

	(c)	Notice of Lease Amendment #189093 effective as of February 1, 2006 by and between Nevada Land and Resource Company, LLC and Nevada Geothermal Power Company, a Nevada corporation.

	(d)	Notice of Lease Amendment #189093 effective as of October 3, 2006 between Nevada Land and Resource Company, LLC and Nevada Geothermal Power Company, a Nevada corporation.

	(e)	Notice of Lease Amendment #189110 effective as of February 1, 2007 by and between Nevada Land and Resource Company, LLC and Nevada Geothermal Power Company.

	(g)	Memorandum of Lease for the Nevada Land and Resource Company, LLC Sections 1, 11, 25 and 35 (T36N, R34E) Area, Humboldt County, Nevada dated October 24, 2007 by and between Nevada Land and Resource Company, LLC and Nevada Geothermal Power Company, a Nevada corporation, recorded in Humboldt County, Nevada on ___, 2007 as Instrument No. _______________ .

	(f)	Amendment to Geothermal Lease Agreement for the RLF Nevada Properties, LLC Section 13 (T36N, R34E) Area, Humboldt County, Nevada dated as of October 24, 2007 by and between Nevada Geothermal Power Company and RLF Nevada Properties, LLC, recorded in Humboldt County, Nevada on _______________ . ___, 2007 as Instrument No.

1.	(a)	Geothermal Lease dated October 19, 1993 for the Burlington Northern and Santa Fe Railway Company Sections 15 and 23 (T36N, R34E) Area, Humboldt County, Nevada by and between The Burlington Northern and Santa Fe Railway Company, LLC (successor- in-interest to The Atchison, Topeka and Santa Fe Railway Company) and Nevada Geothermal Power Company, a Nevada corporation (formerly known as Noramex Corporation), a Memorandum of which will be recorded in Humboldt County, Nevada.

(b)	Exercise of Option to Renew Lease No. 187556 effective as of March 1, 2004, by and between The Burlington Northern and Santa Fe Railway Company and Nevada Geothermal Power Company, a Nevada corporation (formerly known as Noramex Corporation), recorded in Humboldt County, Nevada on October 13, 2005 as Instrument
No. 2005-9318.